Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement of Tesoro Corporation on Form S-8 of our report dated March 10, 2004, appearing in the Annual Report on Form 10-K of Tesoro Corporation (formerly Tesoro Petroleum Corporation) for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

San Antonio, Texas
November 19, 2004